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                                                                   Exhibit 12.2

                                ARCADIA FINANCIAL LTD.

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED STOCK DIVIDENDS

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
                                                         Six Months
                                                        Ended June 30,                  YEAR ENDED DECEMBER 31,
                                                        -------------  -------------------------------------------------------------
(Dollars in thousands)                                       1998          1997         1996        1995         1994        1993
                                                        -------------  ----------- ------------ ----------- ------------ -----------
COMPUTATION OF INCOME:
Income (loss) before income taxes and extraordinary
  item . . . . . . . . . . . . . . . . . . . . . . . . . . $(108,566)   $(67,820)    $ 96,004     $ 48,835    $   6,030     $ 1,395
Capitalized interest . . . . . . . . . . . . . . . . . . .       --          --           --          --           --           --
                                                           ---------    ----------- ------------ ----------- ------------ ----------

Income before income taxes and capitalized interest. . . .  (108,566)    (67,820)      96,004       48,835        6,030       1,395
Fixed charges. . . . . . . . . . . . . . . . . . . . . . .    27,905      43,535       26,366       17,784        5,700       1,927
                                                           ---------    ----------- ------------ ----------- ------------ ----------

Total income (loss) for computation. . . . . . . . . . . . $ (80,661)   $(24,285)    $122,370     $ 66,619      $11,730      $3,322
                                                           ---------    ----------- ------------ ----------- ------------ ----------
                                                           ---------    ----------- ------------ ----------- ------------ ----------
COMPUTATION OF FIXED CHARGES:
Portion of rentals deemed representative of
  interest (a) . . . . . . . . . . . . . . . . . . . . . .     2,212    $  2,319     $  1,173     $    614    $     284     $   129
INTEREST:
Interest on long-term debt . . . . . . . . . . . . . . . .    23,238      33,281       21,153       15,529        4,885       1,648
Interest other than funding of purchase of auto loans. . .     1,242       2,968        2,836          945          116          63
Amortization of debt placement . . . . . . . . . . . . . .     1,213       4,967        1,204          696          415          87
Capitalized interest . . . . . . . . . . . . . . . . . . .       --          --           --           --           --          --
                                                           ---------    ----------- ------------ ----------- ------------ ----------

Total fixed charges. . . . . . . . . . . . . . . . . . . . $  27,905    $ 43,535     $ 26,366     $ 17,784     $  5,700     $ 1,927
                                                           ---------    ----------- ------------ ----------- ------------ ----------
                                                           ---------    ----------- ------------ ----------- ------------ ----------

Preferred Stock dividends on a pre-tax basis . . . . . . .       --          --         1,829       3,688        3,286         192
                                                           ---------    ----------- ------------ ----------- ------------ ----------

Total combined fixed charges and preferred stock
   dividends. . . . . . . . . . . . .. . . . . . . . . . . $  27,905    $ 43,535     $ 28,195     $21,472     $  8,986      $2,119
                                                           ---------    ----------- ------------ ----------- ------------ ----------
                                                           ---------    ----------- ------------ ----------- ------------ ----------

Ratio of earnings to combined fixed charges and preferred
  stock dividends. . . . . . . . . . . . . . . . . . . . .       --          --          4.34x       3.10x        1.31x       1.57x
Deficiency in earnings to combined fixed charges and
  preferred stock dividends. . . . . . . . . . . . . . . .   108,566      67,820          --          --           --          --

ADDITIONAL INFORMATION:
Net rental expense . . . . . . . . . . . . . . . . . . . .  $  6,636    $  6,957      $ 3,520     $ 1,842      $   861      $  391
                                                           ---------    ----------- ------------ ----------- ------------ ----------
                                                           ---------    ----------- ------------ ----------- ------------ ----------
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(a)  Portion of rental deemed representative of interest equals one third of rental expense.